SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

THE ROYCE FUND
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
1) Title of each class of securities to which transaction applies:
2) Aggregate number of securities to which transaction applies:
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
4) Proposed maximum aggregate value of transaction:
5) Total fee paid:
[ ]	Fee paid previously with preliminary materials.
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:
2) Form, Schedule or Registration Statement No.:
3) Filing Party:
4) Date filed:

The Royce Funds
1414 Avenue of the Americas New York, NY 10019 (212) 355-7311 (800) 221-4268

August 30, 2006

Dear Shareholder:

        Enclosed is a Proxy Statement describing proposed changes to the fundamental and non-fundamental investment policies of Royce Select Fund III (the "Fund") to be voted on at a Special Meeting of Shareholders of the Fund. Your vote is extremely important, regardless of the number of shares that you own.

        The Fund's fundamental investment restrictions currently limit the Fund's investments in foreign securities to no more than 10% of the Fund's assets. The proposed changes would eliminate this investment restriction and establish a non-fundamental investment restriction limiting such investments to no more than 25% of the Fund's net assets. Any future change to this non-fundamental investment restriction would be subject to the approval of the Board of Trustees of the Fund and not less than 30 days prior written notice to the Fund's shareholders.

        I believe that the proposed change is important to the Fund's operations and that the greater flexibility will be beneficial to shareholders. Please vote your shares promptly by using the enclosed proxy card and postage-paid envelope. Be sure to complete and sign each proxy card. If we have not received your vote as the date of the meeting approaches, you may receive a call from a representative of the Fund to request that you vote and assist you in the voting process. If you have any questions, please call Investor Information at 1-800-221-4268.

Sincerely,
/s/ Charles M. Royce
CHARLES M. ROYCE
President

ROYCE SELECT FUND III
1414 Avenue of the Americas
New York, NY 10019

____________

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

____________

TO BE HELD ON OCTOBER 4, 2006

To the Shareholders of
ROYCE SELECT FUND III:

        NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the "Meeting") of ROYCE SELECT FUND III (the "Fund"), a series of The Royce Fund (the "Trust"), will be held at the offices of the Trust, 1414 Avenue of the Americas, New York, New York 10019 (10th Floor), on October 4, 2006 at 12:00 p.m. (Eastern Time), for the following purposes:
1.	To approve the elimination of the Fund's fundamental investment restriction limiting its investment in the securities of foreign issuers.
2.	To transact such other business as may come before the meeting or any adjournment thereof.

        The Board of Trustees has fixed the close of business on August 18, 2006 as the record date for the determination of those shareholders entitled to vote at the Meeting, and only holders of record at the close of business on that date will be entitled to vote.

        A complete list of the shareholders of the Fund entitled to vote at the Meeting will be available and open to the examination of any shareholder of the Fund for any purpose relevant to the Meeting during ordinary business hours from and after September 14, 2006, at the office of the Trust, 1414 Avenue of the Americas, New York, New York.

IMPORTANT

        To save the Fund the expense of additional proxy solicitation, please insert your instructions on the enclosed Proxy, date and sign it and return it in the enclosed envelope (which requires no postage if mailed in the United States), even if you expect to be present at the Meeting. The Proxy is solicited on behalf of the Board of Trustees, is revocable and will not affect your right to vote in person in the event that you attend the Meeting.
By order of the Board of Trustees.

John E. Denneen, Secretary

Dated: August 30, 2006

PROXY STATEMENT

ROYCE SELECT FUND III
1414 Avenue of the Americas
New York, NY 10019

SPECIAL MEETING OF SHAREHOLDERS
October 4, 2006

INTRODUCTION

        The enclosed Proxy is solicited on behalf of the Trustees of The Royce Fund (the "Trust") for use at a Special Meeting of Shareholders (the "Meeting") of Royce Select Fund III (the "Fund"), a series of the Trust, to be held at the offices of the Trust, 1414 Avenue of the Americas, New York, New York 10019 (10th Floor), at 12:00 p.m., Eastern Time, on October 4, 2006 and at any adjournments thereof. The approximate mailing date of this Proxy Statement is August 30, 2006.

        The purpose of the Meeting is to vote on a proposed change to the fundamental investment restrictions of the Fund. The Board of Trustees of the Trust asks that shareholders approve the elimination of the Fund's fundamental investment restriction limiting its investment in the securities of foreign issuers.

        All properly executed Proxies received prior to the Meeting will be voted at the Meeting in accordance with the instructions marked thereon or otherwise as provided therein. Unless instructions to the contrary are marked, Proxies will be voted "FOR" the approval of the proposed changes to the Fund's fundamental investment restrictions.

        You may revoke your Proxy at any time before it is exercised by sending written instructions to the Secretary of the Trust at the Trust's address indicated above or by filing a new Proxy with a later date, and any shareholder attending the Meeting may vote in person, whether or not he or she has previously filed a Proxy.

        The cost of soliciting proxies will be borne by Royce & Associates, LLC ("Royce"), the Fund's investment adviser, which will reimburse brokerage firms, custodians, nominees and fiduciaries for their expenses in forwarding proxy material to the beneficial owners of the Fund's shares. Some officers and employees of the Trust, Royce and/or Royce Fund Services, Inc. ("RFS"), the Fund's distributor, may solicit proxies personally and by telephone, if deemed desirable. Shareholders vote at the Meeting by casting ballots (in person or by proxy) which are tabulated by one or two persons, appointed by the Board of Trustees before the Meeting, who serve as Inspectors and Judges of Voting at the Meeting and who have executed an Inspectors and Judges Oath.

        The Board of Trustees has set the close of business on August 18, 2006 as the record date (the "Record Date") for determining those shareholders of the Fund entitled to notice of and to vote at the Meeting or any adjournment thereof, and only holders of record at the close of business on that day will be entitled to vote. Each share is entitled to one vote on each item of business at the Meeting (proportional voting rights for fractional shares held). The vote required for approval of the Proposal (change to a fundamental investment restriction) is a majority of the Fund's outstanding voting securities as defined in the Investment Company Act of 1940, as amended, which is the lesser of (i) a majority of the Fund's outstanding voting securities or (ii) 67% or more of those represented if more than 50% of the Fund's shares are represented at the Meeting.

        The Board of Trustees knows of no business other than that stated in the Proposal in the Notice of Special Meeting that will be presented for consideration at the Meeting. If any other matter is properly presented at the Meeting or any adjournment thereof, it is the intention of the persons named on the enclosed proxy card to vote in accordance with their best judgment.

        Information About Share Ownership

        As of the Record Date, there were _________ shares of beneficial interest of the Fund outstanding. As of that date, the persons listed in Appendix 1 to this Proxy Statement were known to the Trust to be beneficial owners or owners of record of 5% or more of the Fund's outstanding shares. In addition, Appendix 1 contains information regarding the ownership of the Fund's shares by the Trustees and officers of the Trust.

        As of the Record Date, all of the Trustees and officers of the Trust as a group owned _______ shares of the Fund (__% of the outstanding shares).

        W. Whitney George, the Fund's portfolio manager, who beneficially held approximately __% of the Fund's outstanding shares as of the Record Date, has indicated he intends to vote his shares in favor of the Proposal.

PROPOSAL: Approval or Disapproval of tHE ELIMINATION OF the Fund's Fundamental INVESTMENT RESTRICTION LIMITING ITS INVESTMENT IN THE SECURITIES OF FOREIGN ISSUERS

        The Board of Trustees of the Trust has approved, and unanimously recommends to the Fund's shareholders for their approval, a proposal to eliminate the fundamental investment restriction limiting the Fund's investment in the securities of foreign issuers to no more than 10% of its total assets. In addition, the Board of Trustees has approved, subject to shareholder approval of the Proposal, the establishment of a non-fundamental investment restriction that would prohibit the Fund from investing more than 25% of its net assets in the securities of foreign issuers. (For purposes of this restriction, securities issued by a foreign domiciled company that are registered with the SEC under Section 12(b) or (g) of the Securities Exchange Act of 1934 are not treated as securities of foreign issuers.) This non-fundamental investment restriction would only be subject to elimination or change by action of the Trust's Board of Trustees after not less than 30 days prior written notice to the Fund's shareholders. Royce and the Trust's Board of Trustees believe the proposed change is appropriate and in the best interests of the Fund's shareholders because it will give Royce more flexibility to seek to achieve the Fund's investment goal of long-term growth of capital.

        Foreign Investments

         Royce believes that the ability to invest a higher percentage of the Fund's assets in the securities of foreign issuers may provide enhanced investment opportunities including increased diversification to the Fund by giving it the ability to add securities from various foreign countries (i) which offer different investment opportunities, (ii) that generally are affected by different economic trends and (iii) whose stock markets do not generally move in a manner parallel to U.S. markets. At the same time, these opportunities and trends involve risks that may not be encountered in U.S. investments, including adverse political, social, economic or other developments that are unique to a particular region or country. Therefore, the prices of foreign companies in particular countries or regions may, at times, move in a different direction than those of the securities of U.S. issuers. From time to time, foreign capital markets may exhibit more volatility than those in the United States. It is expected that the Fund's investments in foreign companies will usually be denominated in or tied to the currencies of the countries in which they are primarily traded. Because the Fund does not intend to hedge its foreign currency exposure, the U.S. dollar value of the Fund's investments may be harmed by declines in the value of foreign currencies in relation to the U.S. dollar. This may occur even if the value of the investment in the currency's home country has not declined. These risk factors may affect the prices of foreign securities issued by companies domiciled in developing countries more than those domiciled in developed countries. For example, many developing countries have, in the past, experienced high rates of inflation or sharply devalued their currencies against the U.S. dollar, thereby causing the value of investments in companies located in those countries to decline. Transaction costs are often higher in developing countries, and there may be delays in settlement procedures.

        There may be less information available about a foreign company than a domestic company; foreign companies may not be subject to accounting, auditing and reporting standards and requirements comparable to those applicable to domestic companies; and foreign markets, brokers and issuers are generally subject to less extensive government regulation than their domestic counterparts. Markets for foreign securities may be less liquid and may be subject to greater price volatility than those for domestic securities. Foreign brokerage commissions and custodial fees are generally higher than those in the United States. Foreign markets also have different clearance and settlement procedures, and in certain markets there have been times when settlements have been unable to keep pace with the volume of securities transactions, thereby making it difficult to conduct such transactions. Delays or problems with settlements might affect the liquidity of the Fund's portfolio. Foreign investments may also be subject to local economic and political risks, political, economic and social instability, military action or unrest or adverse diplomatic developments, and possible nationalization of issuers or expropriation of their assets, which might adversely affect the Fund's ability to realize on its investment in such securities. Royce may not be able to anticipate these potential events or counter their effects. Furthermore, some foreign securities are subject to brokerage taxes levied by foreign governments, which have the effect of increasing the cost of such investment and reducing the realized gain or increasing the realized loss on such securities at the time of sale.

        Although changes in foreign currency rates may adversely affect the Fund's foreign investments, Royce does not expect to purchase or sell foreign currencies for the Fund to hedge against declines in the U.S. dollar or to lock in the value of any foreign securities they purchase. Consequently, the risks associated with such investments may be greater than if the Fund was to engage in foreign currency transactions for hedging purposes.

        Exchange control regulations in such foreign markets may also adversely affect the Fund's foreign investments and the Fund's ability to make certain distributions necessary to maintain their eligibility as regulated investment companies and avoid the imposition of income and excise taxes may, to that extent, be limited.

       Current Fundamental Policy

        Currently, the Fund may not, as a matter of fundamental policy invest more than 10% of its total assets in the securities of foreign issuers.

        Reason for the Proposal

        Royce has proposed that the Fund change its fundamental investment restrictions as described above. Royce advised the Board that this change is not a means to alter the overall investment strategy of the Fund but rather is an opportunity that Royce believes would benefit shareholders because it will give Royce more flexibility to seek to achieve the Fund's investment goal of long-term growth of capital.

       At a meeting of the Board of Trustees held on August __, 2006, the Board considered the impact of the proposed change to the Fund's fundamental investment restrictions and weighed the potential advantages of expanded investment flexibility with the possibility that the changes would cause the Fund to engage in investment strategies that involve increased risk and could result in lower returns for Fund shareholders.   The Board concluded that recommending approval of the Proposal was in the best interests of shareholders because the proposal potentially benefits shareholders with improved performance by allowing Royce to seek broader investment opportunities to achieve the Fund's investment goal of long-term growth of capital.

       In addition, the Board of Trustees has approved, subject to shareholder approval of the Proposal, the establishment of a non-fundamental investment restriction that would prohibit the Fund from investing more than 25% of its net assets in the securities of foreign issuers. This non-fundamental investment restriction would be subject to elimination or change only (i) by action of the Trust's Board of Trustees, and (ii) with at least 30 days prior written notice to the Fund's shareholders.

        Recommendation of the Trustees; Required Votes

        The Trustees unanimously recommend that the Fund's shareholders vote to approve the change to the Fund's fundamental investment restrictions. Such approval must be by the favorable vote of the lesser of (i) more than 50% of the Fund's outstanding shares or (ii) 67% or more of the Fund's shares present at the Meeting, if the holders of more than 50% of the Fund's shares are present or represented at the Meeting.

        Adjournment of Meeting; Other Matters

        A quorum of shareholders is necessary to hold a valid meeting. Under the By-laws of the Trust, a quorum will exist if shareholders entitled to vote more than 50% of the issued and outstanding shares of the Fund on the Record Date are present at the Meeting in person or by proxy. Abstentions are counted for the purposes of determining both the presence or absence of a quorum at the Meeting and the total number of shares present at the Meeting.   Broker non-votes will not count as shares present for purposes of establishing a quorum. In the event that sufficient votes in favor of the Proposal are not received by the time scheduled for the Meeting, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies for such Proposal. Any such adjournment will require the affirmative vote of a majority of the shares present in person or by proxy at the session of the Meeting to be adjourned. The persons named as proxies will vote in favor of such adjournment those proxies which they are entitled to vote in favor of the Proposal. They will vote against any such adjournment those proxies required to be voted against the Proposal.

        While the Meeting has been called to transact any business that may properly come before it, the only matters which the Trustees intend to present are the matters stated in the Notice of Special Meeting. However, if any additional matter properly comes before the Meeting and on all matters incidental to the conduct of the Meeting, it is the intention of the persons named in the enclosed proxy to vote the proxy in accordance with their judgment on such matters unless instructed to the contrary.

        Under the New York Stock Exchange rules that govern brokers who have record ownership of shares that are held in "street name" for their customers, who are the beneficial owners of the shares, brokers have the discretion to vote such shares on routine matters, but do not have the discretion to vote such shares on non-routine matters.  With respect to the Proposals, it is not expected that brokers will be permitted to vote Fund shares in their discretion. Proxies that are returned but that are marked "abstain" or on which a broker-dealer has declined to vote on any proposal ("broker non-votes") will be counted as present for the purposes of a quorum. Abstentions and broker non-votes will not be counted as votes cast. Therefore, abstentions and broker non-votes will have the same effect as a vote against the Proposals.

        Address of the Investment Adviser

        Royce's principal office is located at 1414 Avenue of the Americas, New York, New York 10019.

        Address of the Distributor

        RFS's principal office is located at 1414 Avenue of the Americas, New York, New York 10019.

        Annual Report Delivery

        The Fund's Annual Report to Shareholders for the year ended December 31, 2005 was previously mailed to shareholders, and its Semi-Annual Report to Shareholders for the six months ended June 30, 2006 will be mailed to shareholders in late August 2006. Copies of the Annual Report are available, and copies of the Semi-Annual Report will be available in late August, upon request, without charge, by writing to the Trust at 1414 Avenue of the Americas, New York, New York 10019 or calling toll-free at 1-800-221-4268.

        Shareholder Proposals

        Neither the Fund nor the Trust holds annual shareholder meetings. Shareholders wishing to submit proposals for inclusion in a proxy statement for a subsequent Trust or Fund shareholder meeting should send their written proposals to the Secretary of the Trust, 1414 Avenue of the Americas, New York, New York 10019.

         Proxy Delivery

         If you and another shareholder share the same address, the Trust may send only one proxy statement unless you or the other shareholder(s) request otherwise.  Call or write to the Trust if you wish to receive a separate copy of the proxy statement, and the Trust will promptly mail a copy to you.  You may also call or write to the Trust if you wish to receive a separate proxy in the future, or if you are receiving multiple copies now, and wish to receive a single copy in the future.  For such requests, call 1-800-221-4268, or write the Trust at 1414 Avenue of the Americas, New York, New York 10019.

        PLEASE FILL IN, DATE AND SIGN THE PROXY AND RETURN IT IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE.
By order of the Board of Trustees.

John E. Denneen, Secretary

Dated: August 30, 2006

Appendix 1

        The following persons were known to the Trust to be beneficial owners or owners of record of 5% or more of the Fund's outstanding shares of beneficial interest as of the Record Date:

Name and Address of Owner	Amount and Nature of Ownership	Percent of Shares

        Information regarding the ownership of the Fund's shares by the Trust's Trustees and officers as of the Record Date is set forth in the table below:

Name and Address* of Owner	Amount and Nature of Ownership	Percent of Shares
Charles M. Royce
Donald R. Dwight
Mark R. Fetting
Richard M. Galkin
Stephen L. Isaacs
William L. Koke
Arthur S. Mehlman
David L. Meister
G. Peter O'Brien
John D. Diederich
Jack E. Fockler, Jr.
W. Whitney George
Daniel A. O'Byrne
John E. Denneen
Lisa Curcio
* The address of each Trustee and officer is 1414 Avenue of the Americas, New York, New York 10019.
** Less than 1%.

ROYCE SELECT FUND III,
A SERIES OF THE ROYCE FUND

PROXY                                                                                          PROXY

1414 Avenue of the Americas
New York, NY 10019

This Proxy is solicited on behalf of the Board of Trustees.

The undersigned hereby appoints Charles M. Royce and John E. Denneen, or either of them acting in absence of the other, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse, all shares of beneficial interest of the Fund held of record by the undersigned on August 18, 2005 at the Special Meeting of Shareholders of Royce Select Fund III to be held on October 4, 2006, and at any adjournment thereof.

This Proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR Proposal 1.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign exactly as your name(s) appear(s) on other side. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?
______________________________	________________________________
______________________________	________________________________
______________________________	________________________________

X PLEASE MARK VOTES
AS IN THIS EXAMPLE

_____________________________________________

ROYCE SELECT FUND III
_____________________________________________

Proposal	For / /	Withhold / /	Abstain / /
1. Approve elimination of the Fund's fundamental investment restriction limiting its investment in the securities of foreign issuers.	/ /	/ /	/ /

2. The proxies are authorized to vote upon such other business as may properly come before the meeting.
Please be sure to sign and date this Proxy. Date:		Mark box at the right [ ] if an address change or comment has been side of this card.

Shareholder sign here	Co-owner sign here	RECORD DATE SHARES:
_________________	_________________	_________________
CONTROL NUMBER:
_________________